UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 19, 2026
Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-39050

Delaware		45-3361983
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

1825 South Grant Street, Suite 850
San Mateo,	CA	94402
Address of Principal Executive Offices		Zip Code
(650) 810-8823
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(e) - Amended and Restated Executive Severance and Change in Control Policy

On August 19, 2026, the Compensation and Leadership Committee (the “Committee”) of the Board of Directors of Oportun Financial Corporation (the “Company”) approved an Amended and Restated Executive Severance and Change in Control Policy (the “Amended Policy”), effective as of August 19, 2026. The Amended Policy amends and restates the Company’s Executive Severance and Change in Control Policy previously effective as of November 29, 2018. The Amended Policy covers Douglas Bland, the Company’s Chief Executive Officer, and other employees of the Company or its subsidiaries at the Senior Vice President level or above who are designated by the Committee and agree in writing to participate, including, but not limited to, Kathleen Layton, Chief Legal Officer and Corporate Secretary, Joseph Schueller, Senior Vice President, Finance – Controller, and Sean Rowles, Chief Risk Officer.

The Amended Policy provides benefits if a participant’s employment is terminated by the Company without “Cause” or the participant resigns for “Good Reason,” in each case as defined in the Amended Policy (a “Qualifying Termination”). Upon a Qualifying Termination outside the period beginning 90 days before and ending 12 months after the consummation of a “Change in Control” (the “CIC Period”), the Chief Executive Officer and Tier I and Tier II participants are eligible for 18, 12 and nine months, respectively, of base salary continuation and Company-paid COBRA premiums, certain accelerated service-based equity vesting (only if the participant has provided at least 12 months of continuous service prior to termination) and any unpaid annual bonus accrued for the preceding completed fiscal year based on actual performance. The equity acceleration for a Qualifying Termination outside the CIC Period for the Chief Executive Officer is 12-months of service-based vesting acceleration and for other participants, vesting acceleration of a pro-rata portion of the service-based equity scheduled to vest on the next annual vesting date following termination, as defined in the Amended Policy.

Upon a Qualifying Termination during the CIC Period, the Chief Executive Officer and Tier I participants are eligible for 18 months of base salary continuation and Company-paid COBRA premiums, plus 150% of target annual bonus, any unpaid prior-year bonus and full acceleration of service-based equity vesting. Tier II participants are eligible for corresponding benefits based on 12 months of base salary and COBRA premiums and 100% of target annual bonus. Benefits under the Amended Policy are subject to a release of claims and other customary conditions.

The foregoing description of the Amended Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Policy, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number
10.1*	Oportun Financial Corporation Amended and Restated Executive Severance and Change in Control Policy
104	Cover Page Interactive Data File embedded within the Inline XBRL document
* Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION
(Registrant)

Date:	August 25, 2026	By:	/s/ Kathleen Layton
Kathleen Layton
Chief Legal Officer and Corporate Secretary